Exhibit 99.1

THURSDAY, MARCH 16, 2006

COMPANY PRESS RELEASE

     TRANSGENOMIC, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

OMAHA, Neb., Mar. 16 / -- Transgenomic Inc. (Nasdaq:TBIO) (the "Company") today announced financial results for the fourth quarter and year ended December 31, 2005. Selected statement of operations and balance sheet information are presented in the attached tables.

During the fourth quarter of 2005 the Company announced plans to either sell or close and liquidate its Nucleic Acids operating segment. As a result of this decision, the Company has classified the Nucleic Acids operating segment as discontinued operations. Prior period financial results have been reclassified to conform to this presentation.

Results for the quarter and year ended December 31, 2005 were as follows (in thousands, except per share data):

                                            QUARTER ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                           ---------------------------   ---------------------------
                                               2005           2004           2005           2004
                                           ------------   ------------   ------------   ------------
Loss from continuing operations            $      1,823   $      4,454   $      4,984   $     14,399
Loss from discontinued operations                 9,391          2,485         10,009         19,973
                                           ------------   ------------   ------------   ------------
Net loss                                   $     11,214   $      6,939   $     14,993   $     34,372
                                           ============   ============   ============   ============
Basic and diluted loss per share:
    Loss from continuing operations        $       0.04   $       0.15   $       0.14   $       0.50
    Loss from discontinued operations              0.21           0.09           0.28           0.69
                                           ------------   ------------   ------------   ------------
    Net loss                               $       0.25   $       0.24   $       0.42   $       1.19
                                           ============   ============   ============   ============

CONTINUING OPERATIONS - FOURTH QUARTER 2005

For the fourth quarter of 2005, net sales related to the Company's continuing "BioSystems" business decreased to $5.3 million from $6.8 million in the fourth quarter of 2004. Loss from continuing operations in the fourth quarter of 2005 included an impairment charge of $0.2 million and a loss on debt extinguishment of $0.5 million, while the fourth quarter of 2004 loss from continuing operations included a restructuring charge of $1.1 million.

CONTINUING OPERATIONS - YEAR ENDED DECEMBER 31, 2005

For the year ended December 31, 2005, net sales from the Company's continuing "BioSystems" business were $25.8 million compared to $25.2 million in 2004. Loss from continuing operations for 2005 included impairment charges of $0.4 million and a loss on debt extinguishment of $0.5 million, while the 2004 loss from continuing operations included restructuring charges of $1.3 million.

DISCONTINUED OPERATIONS

For the fourth quarter of 2005, loss from discontinued operations included impairment and exit charges of $8.9 million, while the 2004 loss from discontinued operations included a restructuring charge of $2.3 million. For the year ended December 31, 2005, loss from discontinued operations included impairment and exit charges of $8.9 million, while the 2004 loss from discontinued operations included a restructuring charge of $2.3 million, impairment charges of $12.0 million and a gain of sale of facility of $1.5 million.

COMMENT AND OUTLOOK

CEO Collin D'Silva commented on the Company's activities in the fourth quarter. "During the fourth quarter we initiated one of the last steps to reposition Transgenomic's focus solely on our BioSystems business. With the impending sale or liquidation of our Glasgow Nucleic Acids manufacturing facility, which we expect to complete by midyear, all of our resources will be dedicated to BioSystems." D'Silva continued, "We completed the launch of the latest version of our flagship platform, the WAVE(R) Model 4500. This version with its enhanced analytical performance affords us both new system and upgrade sale opportunities."

EARNINGS CALL

The company will discuss its fourth quarter 2005 financial results via teleconference on Thursday, March 16, at 5:00 p.m. EST. To access the call via telephone, dial 800-795-1259. The company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions listed. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. EST on Thursday, March 30, 2006. Simply dial 800-934-3336 or 402-220-1148 from any telephone.

ABOUT TRANSGENOMIC

Transgenomic is a global company that markets and sells versatile and innovative products and related services to the medical research and pharmaceutical markets for use in genetic variation analysis. The company's WAVE System, with over 1250 installed in more than thirty countries, has broad applicability to genetic research and molecular diagnostics. Transgenomic also provides genomic biomarker analysis services to pharmaceutical and biopharmaceutical companies to support preclinical and clinical development of targeted therapeutics. The high sensitivity of the WAVE System in detecting genetic variation makes it a uniquely enabling technology for the advancement of personalized medicine. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com. For information specific to the molecular-based clinical testing services offered, please visit www.transgenomiclabs.com.

FORWARD-LOOKING STATEMENT

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including managing expense levels to be suitable for revenue levels, and the development of new system and upgrade sales opportunities due to the launch of a new instrument model. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

                                TRANSGENOMIC INC.
                            SUMMARY FINANCIAL RESULTS
                    (In thousands, except per share amounts)

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     Three Months Ended December 31,   Twelve Months Ended December 31,
                                                     -------------------------------   -------------------------------
                                                          2005            2004              2005              2004
                                                     --------------   --------------   --------------   --------------
Net Sales                                            $        5,349   $        6,793   $       25,828   $       25,243
Cost of Sales                                                 3,018            3,663           13,497           12,646
                                                     --------------   --------------   --------------   --------------
Gross Margin                                                  2,331            3,130           12,331           12,597

Operating Expenses
     Selling, General & Administrative                        2,934            4,245           12,218           15,961
     Research & Development                                     502            1,141            2,199            4,501
     Restructuring Charges                                        -            1,125                -            1,267
     Impairment Charges                                         178                -              425                -
                                                     --------------   --------------   --------------   --------------
Loss from Operations                                         (1,283)          (3,381)          (2,511)          (9,132)

Other Income (Expense)
     Interest Expense                                           (54)          (1,117)          (1,978)          (2,366)
     Loss on Debt Extinguishment                               (541)               -             (541)          (2,859)
     Other - net                                                 55               44               72              (38)
                                                     --------------   --------------   --------------   --------------
Loss Before Income Taxes                                     (1,823)          (4,454)          (4,958)         (14,395)
Income Tax Expense                                                -                -               26                4
                                                     --------------   --------------   --------------   --------------
Loss from Continuing Operations                              (1,823)          (4,454)          (4,984)         (14,399)
Loss from Discontinued Operations, net of Taxes              (9,391)          (2,485)         (10,009)         (19,973)
                                                     --------------   --------------   --------------   --------------
Net Loss                                             $      (11,214)  $       (6,939)  $      (14,993)  $      (34,372)
                                                     ==============   ==============   ==============   ==============
Basic and Diluted Weighted Average Shares
Outstanding                                                  44,366           29,172           35,688           29,006
Basic and Diluted Loss Per Share from
Continuing Operations                                $        (0.04)  $        (0.15)  $        (0.14)  $        (0.50)
Basic and Diluted Loss Per Share from
Discontinued Operations                              $        (0.21)  $        (0.09)  $        (0.28)  $        (0.69)
Basic and Diluted Net Loss Per Share                 $        (0.25)  $        (0.24)  $        (0.42)  $        (1.19)

                                TRANSGENOMIC INC.
                           SUMMARY FINANCIAL POSITION
                                 (In thousands)

                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                   December 31,   December 31,
                                                       2005           2004
                                                   ------------   ------------
Cash and Cash Equivalents                          $      6,736   $      1,002
Other Current Assets                                     11,613         14,699
Current Assets of Discontinued Operations                   197          2,207
                                                   ------------   ------------
Current Assets                                           18,546         17,908

Net Property and Equipment                                2,577          4,329
Other Assets                                              1,712          3,166
Non-Current Assets of Discontinued Operations             2,933         12,055
                                                   ------------   ------------
Total Assets                                       $     25,768   $     37,458
                                                   ============   ============
Current Liabilities                                $      6,183   $     17,038
Current Liabilities of Discontinued Operations            1,679          1,686
Long-term Debt                                                0          2,199
Stockholders' Equity                                     17,906         16,535
                                                   ------------   ------------
Total Liabilities and Stockholders' Equity         $     25,768   $     37,458
                                                   ============   ============

For confirmation of release or further information, please contact:

     Robert J. Pogulis, Ph.D.
     Transgenomic Inc.
     845-782-9617
     rpogulis@transgenomic.com